exhibit 10.32

WARRANT AMENDMENT AGREEMENT

THIS WARRANT AMENDMENT AGREEMENT (this "Agreement") is entered into as of January 8, 2004, by and among AURA SYSTEMS, INC., a Delaware corporation (the "Company"), KOYAH LEVERAGE PARTNERS, L.P., a Delaware limited partnership ("Koyah Leverage"), KOYAH PARTNERS, L.P., a Delaware limited partnership ("Koyah"), JAMES M. SIMMONS ("Simmons"), WENDELL REUGH ("Reugh"), FOREST MAGERS ("Magers") and RAVEN PARTNERS, L.P., a Delaware limited partnership ("Raven").

WHEREAS, the Company entered into a Subscription Agreement dated as of March 16, 2001 (the "First Subscription Agreement") with Koyah Leverage, Koyah, Simmons, Reugh and Magers (collectively, the "First Holders");

WHEREAS, in connection with the First Subscription Agreement, the Company entered into Registration Rights Agreement dated as of March 16, 2001 (the "First Registration Rights Agreement") with the First Holders;

WHEREAS, pursuant to the First Registration Rights Agreement, as of the date hereof, the Company has issued or is obligated to issue to the First Holders outstanding warrants for the purchase of its common stock (collectively, the "First Registration Warrants") at an exercise price of $.34 per share;

WHEREAS, the Company also entered into a Subscription Agreement dated as of May 9, 2002 (the "Second Subscription Agreement") with Koyah Leverage, Koyah and Raven (collectively the "Second Holders" and, together the First Holders, the "Holders");

WHEREAS, in connection with the Second Subscription Agreement, the Company entered into a Registration Rights Agreement dated as of May 9, 2002 (the "Second Registration Rights Agreement" and, together with the First Registration Rights Agreement, the "Registration Rights Agreements") with the Second Holders;

WHEREAS, pursuant to the Second Registration Rights Agreement, as of the date hereof, the Company has issued or is obligated to issue outstanding warrants for the purchase of its common stock (collectively the "Second Registration Warrants" and, together with the First Registration Warrants, the "Registration Warrants") at an exercise price of $.20 per share;

WHEREAS, the parties wish to amend various provisions of the Registration Warrants and the Registration Rights Agreements, on the terms and conditions set forth herein;

NOW, THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, the parties do hereby agree as follows:

1.      Treatment of the Registration Warrants. Subject to and on the terms and conditions set forth herein, the Registration Warrants of each Holder shall be consolidated and converted into, and exchanged for, a single replacement Warrant issued by the Company to such Holder for the purchase of shares of its common stock, in the form attached hereto as Exhibit A and dated as of the date hereof and for the number of shares of its common stock set forth below (collectively, the "Replacement Warrants"):

Holder	No. of Replacement Warrant Shares
Koyah Leverage	2,000,000
Koyah	750,000
Simmons	350,000
Reugh	40,000
Magers	40,000
Raven	20,000
TOTAL	3,200,000

The Replacement Warrant of each Holder shall amend and restate the terms and conditions of the Registration Warrants of such Holder from and after the date hereof to, among other things, (i) change the number of shares of common stock purchasable, (ii) reduce the exercise price and (iii) extend the expiration date, in accordance with the terms and conditions set forth in the Replacement Warrant of such Holder. The Replacement Warrant of each Holder shall replace and supersede the Registration Warrants of such Holder from and after the date hereof.

2.      Amendment of Registration Rights Agreements. Subject to and on the terms and conditions set forth herein, the Registration Rights Agreements shall be amended as follows:

2.1 Amendment of First Registration Rights Agreement.

(a) The definition of "Registrable Securities" contained in Section 1.1(f) of the First Registration Rights Agreement shall be amended to read as follows:

(f) "Registrable Securities" means (i) the shares of the Company's Common Stock issued pursuant to the Subscription Agreement, (ii) the shares of the Company's Common Stock issuable on exercise of the Replacement Warrants (as defined in the Warrant Amendment Agreement dated as of January 8, 2004 among the Company and the Holders named therein), and (iii) any Common Stock of the Company issued as (or issuable on the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in clauses (i) and (ii) above; provided that there shall be excluded any Registrable Securities sold by a person in a transaction in which that person's rights under this Section 1 are not assigned.

(b) Sections 1.3 (c), (d) and (e) of the First Registration Rights Agreement shall be deleted in order to cease any further accrual of First Registration Warrants. Notwithstanding the deletion of Sections 1.3 (c), (d) and (e) of the First Registration Rights Agreement, the obligations of the Company to file and maintain the effectiveness of a registration statement covering the shares to be registered and all other obligations of the Company in connection with registration rights under the First Registration Rights Agreement shall remain unchanged and in full force and effect.

2.2 Amendment of Second Registration Rights Agreement.

(a) The definition of "Registrable Securities" contained in Section 1.1 (f) of the Second Registration Rights Agreement shall be amended to read as follows:

(f) "Registrable Securities" means (i) the shares of the Stock (as defined in the Subscription Agreement), (ii) the shares of the Company's Common Stock (as defined in the Subscription Agreement) issuable upon exercise of the Replacement Warrants (as defined in the Warrant Amendment Agreement dated as of January 7, 2004 among the Company and the Holders named therein), (iii) 5,000,000 shares of the Company's Common Stock and 2,500,000 shares of the Company's Common Stock issuable upon exercise of warrants held by Koyah Leverage Partners, L.P. which were previously acquired by it, (iv) 1,250,000 shares of the Company's Common Stock and 625,000 shares of the Company's Common Stock issuable upon exercise of warrants held by Koyah Partners, L.P. which were previously acquired by it, (v) 180,000 shares of the Company's Common Stock held by Raven Partners, L.P. (formerly Koyah Community Partners, L.P.) which were previously acquired by it, and (vi) any other shares of stock of the Company issued as (or issuable on the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in clauses (i) through (v) above; provided that there shall be excluded any Registrable Securities sold by a person in a transaction in which that person's rights under this Section 1 are not assigned.

(b) Sections 1.3 (c), (d) and (e) of the Second Registration Rights Agreement shall be deleted in order to cease any further accrual of the Second Registration Warrants. Notwithstanding the deletion of Sections 1.3 (c), (d) and (e) of the Second Registration Rights Agreement, the obligations of the Company to file and maintain the effectiveness of a registration statement covering the shares to be registered and all other obligations of the Company in connection with registration rights under the Second Registration Rights Agreement shall remain unchanged and in full force and effect.

3.      Documents to be Delivered by the Company. Promptly after the date hereof, the Company shall issue and deliver to each Holder the Replacement Warrant of such Holder.

4.      Documents to be Delivered by Each Holder. Promptly after the date hereof, each Holder shall return to the Company the Registration Warrants of such Holder for surrender and cancellation.

5.      Miscellaneous.

5.1. Registration Rights Agreements Remain in Full Force and Effect. Except as specifically modified by this Agreement, the Registration Rights Agreements shall remain unchanged and in full force and effect.

5.2. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the (i) Company and, (ii) Holders holding more than 50% of the Replacement Warrants. Any amendment or waiver effected in accordance with this Section 5.2 shall be binding upon each Holder, and the Company.

5.3. Notices. Any notice, consent, authorization or other communication to be given hereunder shall be in writing and shall be deemed duly given and received when delivered personally or transmitted by facsimile transmission with receipt acknowledged by the addressee or three days after being mailed by first class mail, or the next business day after being deposited for next-day delivery with a nationally recognized overnight delivery service, charges and postage prepaid, properly addressed to the party to receive such notice at the address for such party indicated on the signature page of this Agreement or at such address as such party may designate by advance written notice to the other parties.

5.4. Entire Agreement. This Agreement and the Replacement Warrants contain the entire agreement of the parties and supersede all prior negotiations, correspondence, term sheets, agreements and understandings, written and oral, between or among the parties regarding the subject matter hereof and thereof.

5.5. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the respective heirs, representatives, successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective heirs, representatives, successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.6. Severability. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held to be invalid or unenforceable, shall not be affected thereby.

5.7. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the law of the State of Washington, without regard to that state's conflict of laws principles. All disputes between the parties arising out of or in connection with this Agreement or the Replacement Warrants, whether sounding in contract, tort, equity or otherwise, shall be resolved only by state and federal courts located in Spokane, Washington, and the courts to which an appeal therefrom may be taken. All parties waive any objections to the location of the above referenced courts, including but not limited to any objection based on lack of jurisdiction, improper venue or forum non-conveniens. Notwithstanding the foregoing, any party obtaining any order or judgment in any of the above referenced courts may bring an action in a court in another jurisdiction in order to enforce such order or judgment.

5.8. Attorneys' Fees. The Company shall pay the reasonable attorneys' fees, costs and disbursements of the Holders in enforcing the terms of this Agreement or the Replacement Warrants, whether or not any action at law or in equity is brought.

5.9. Further Assurances. Each party shall execute such other and further certificates, instruments and other documents as may be reasonably necessary and proper to implement, complete and perfect the transactions contemplated by this Agreement.

5.10.        Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, and all of which together shall be considered one and the same agreement.

5.11.        Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.12.        Exculpation Among Holders. Each Holder acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making any investment decision related to the transactions contemplated by this Agreement or the Replacement Warrants. Each Holder agrees that no other Holder or its respective controlling person, officers, directors, partners, agents or employees shall be liable to such Holder for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the transactions contemplated by, or the execution of or performance under, this Agreement or the Replacement Warrants.

5.13.        Representation. Each Holder acknowledges that (a) ICM Asset Management, Inc. and/or its affiliates have retained Paine Hamblen Coffin Brooke & Miller LLP to represent only ICM Asset Management, Inc. and its affiliates (collectively, "ICM") in connection with this Agreement, the Replacement Warrants and the transactions contemplated hereby and thereby, (b) the interests of ICM may not necessarily coincide with the interests of other Holders, (c) Paine Hamblen Coffin Brooke & Miller LLP does not represent any Holder other than ICM, and (d) each Holder has consulted with, or has had an opportunity to consult with, its own legal counsel and has not relied on Paine Hamblen Coffin Brooke & Miller LLP for legal counsel in connection with this Agreement, the Replacement Warrants and the transactions contemplated hereby and thereby.

5.14.        Representation and Warranty of the Company. The Company hereby represents and warrants this Agreement and the Replacement Warrants have been duly authorized by all necessary action of the Company's Board of Directors.

5.15.        Effectiveness. This Agreement shall become effective upon execution by the Company, Koyah Leverage, Koyah and Raven, and upon such execution this Agreement shall constitute a binding agreement between the Company and Koyah Leverage, Koyah and Raven, severally but not jointly. Simmons, Reugh and/or Magers may join in this Agreement as well by executing it, and upon such execution this Agreement shall also constitute a binding agreement between the Company and Simmons, Reugh and/or Magers, severally but not jointly. In the event that Simmons, Reugh and/or Magers do not execute this Agreement, (i) the Registration Warrants of Koyah Leverage, Koyah and Raven shall be amended in accordance with the terms and conditions hereof, (ii) the First and Second Registration Rights Agreement shall be amended in accordance with the terms and conditions hereof as to Koyah Leverage, Koyah and Raven but not as to Simmons, Reugh and/or Magers and the First Registration Rights Agreement instead shall remain in effect on its current terms as to Simmons, Reugh and/or Magers, and (iii) the Registration Warrants of Simmons, Reugh and/or Magers shall not be amended in accordance with the terms and conditions hereof and such Registration Warrants instead shall remain in effect on their current terms.

5.16.        ICM Legal Counsel Fees and Expenses in Connection with this Agreement. The Company shall pay the costs and expenses of legal counsel to ICM in connection with the negotiation, execution and delivery of this Agreement, the Replacement Warrants, and any other related agreements with the Holders as well as the consummation of the transactions contemplated by such agreements, the administration of such agreements and any amendments or waivers of such agreements. The Company shall pay such costs and expenses immediately upon submittal, and ICM may apply any retainer held by it or its legal counsel against such costs and expenses. Alternatively, ICM may deduct some or all of such costs and expenses from the proceeds of any loans from ICM when disbursing such loans and/or pay such costs and expenses directly and then the amounts so paid shall constitute advances made under the notes evidencing such loans, including without limitation the Convertible Promissory Notes dated July 24, 2003, as amended, executed in favor of Koyah Leverage and Koyah to the extent such advances are within the maximum principal amount of such Convertible Promissory Notes and otherwise shall constitute amounts payable by the Company. Notwithstanding that the Company is paying such costs and expenses, the Company acknowledges and agrees that such legal counsel is representing only ICM, and not the Company.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first set forth above.

"Company"

AURA SYSTEMS, INC.

By:

Name:

Title:

2335 Alaska Avenue

El Segundo, CA 90245

Attn: Neal Meehan

Fax: (310) 643-8719

"Holders"

KOYAH LEVERAGE PARTNERS, L.P.

By: Koyah Ventures LLC, its general partner

By:

Name:

Title:

c/o ICM Asset Management, Inc.

601 W. Main Avenue, Suite 600

Spokane, WA 99201

Attn: Robert Law

Fax: (509) 444-4500

KOYAH PARTNERS, L.P.

By: Koyah Ventures LLC, its general partner

By:

Name:

Title:

c/o ICM Asset Management, Inc.

601 W. Main Avenue, Suite 600

Spokane, WA 99201

Attn: Robert Law

Fax: (509) 444-4500

RAVEN PARTNERS, L.P.

By: Koyah Ventures LLC, its general partner

By:

Name:

Title:

c/o ICM Asset Management, Inc.

601 W. Main Avenue, Suite 600

Spokane, WA 99201

Attn: Robert Law

Fax: (509) 444-4500

JAMES M. SIMMONS

c/o ICM Asset Management, Inc.

601 W. Main Avenue, Suite 600

Spokane, WA 99201

Attn: James M. Simmons

Fax: (509) 444-4500

WENDELL REUGH

4814 S. St. Andrews Lane

Spokane, WA 99223

FOREST MAGERS

P.O Box 433

Nordman, ID 83848